Exhibit 10.2

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of November 12, 2025, by and among Einride AB, a limited liability company organized under the laws of Sweden (the “Company”), Legato Merger Corp. III, a Cayman Islands exempted company (“SPAC”), and the undersigned holders (the “Voting Parties” and each a “Voting Party”) of the issued and outstanding (i) ordinary shares of the Company (“Company Ordinary Shares”); (ii) Series A preference shares of the Company; (iii) Series A SAFE preference shares of the Company; (iv) Series A SAFE Extension preferences shares of the Company; (v) Series B preference shares of the Company; and (vi) Series C preference shares of the Company (collectively, (ii) through (vi), the “Company Preference Shares”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Einride Cayman Sub Limited, a Cayman Islands exempted company and a direct, wholly-owned subsidiary of the Company (“Merger Sub”) and SPAC have entered into a Business Combination Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “BCA”), pursuant to which, among other things, on the terms and conditions set forth therein, at the effective time of the BCA, SPAC will merge with and into Merger Sub (the “Merger”), pursuant to the plan of Merger (the “Plan of Merger”) with Merger Sub surviving as a direct, wholly-owned subsidiary of the Company. The transactions contemplated pursuant to the BCA and the Transaction Agreements shall be defined herein as the “Transactions”.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Law” shall mean any federal, state, provincial, local, municipal, territorial, or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment;, any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree, or ruling entered, issued, made, or rendered by any Governmental Authority; any assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority; and any and all debts, liabilities, and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Applicable Law, any Legal Proceeding or any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty, or other legally binding commitment, arrangement, understanding, or obligation, whether oral or in writing, in each case applicable to the referent Person, property, or asset, and in each case, as amended and supplemented from time to time and including as applicable all schedules, annexes, and exhibits thereto.

(c) “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Sweden and the Cayman Islands, are authorized or required by Applicable Law to close.

(d) “Company Derivative” shall mean any security of the Company and all of its direct and indirect Subsidiaries, which shall include SPAC following the closing of the Transactions, which entitles the holder thereof to acquire at any time Company Ordinary Shares, including, without limitation, the Company Preference Shares and any debt, right, warrant, option, restricted stock unit or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Company Ordinary Shares.

(e) “Company Derivative Exchange” shall mean the Company’s submittal of the necessary filings to the Swedish Companies Registration Office to provide that each Participating Company Derivative for which the holder of such Company Derivative elects to convert to Company Ordinary Shares (each, an “Electing Participating Company Derivative”), shall be exchanged for a number of Company Ordinary Shares equal to the number of Net Company Derivative Shares underlying such Electing Participating Company Derivative as of immediately prior to the closing of the Transactions, and immediately thereafter, each such Electing Participating Company Derivative shall be cancelled.

(f) “Company Shareholders Agreement” shall mean that certain Amended and Restated Shareholders Agreement, dated as of July 30, 2023, with respect to the Company.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

(i) “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal that possesses competent jurisdiction.

(j) “Incentive Equity Plan” shall mean the Company’s adoption, with the consent of SPAC, of an incentive equity plan on the terms and conditions set forth in the BCA, to be effective upon and following the closing of the Transactions.

(k) “Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before any Governmental Authority.

(l) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

(m) “Lockup Agreement” shall mean a lockup agreement pursuant to which each such holder of the Company Ordinary Shares and each of the holders of the ordinary shares, par value $0.0001 per share, in the share capital of SPAC (the “SPAC Shares”) sold by SPAC prior to its initial public offering (but excluding the SPAC Shares issued to BTIG, LLC and its designees by SPAC prior to its initial public offering).has agreed with the Company to certain restrictions on the transfer of the Company Ordinary Shares held by them or received by them.

(n) “Net Company Derivative Shares” shall mean either (a) for any Company Derivative that has an exercise price or otherwise requires the payment of consideration in connection with the acquisition of Company Ordinary Shares thereunder, a number of Company Ordinary Shares equal to the (i) the Per Share Value as of the time of determination, less such exercise price or amount of consideration per Company Ordinary Share, but in any event not less than zero, divided by (ii) the Per Share Value as of the time of determination, multiplied by (iii) the number of Company Ordinary Shares the holder thereof is entitled to acquire thereunder, or (b) for any other Company Derivative, the number of Company Ordinary Shares the holder thereof is entitled to acquire thereunder.

(o) “Participating Company Derivative” shall mean any issued and outstanding Company Derivative or portion thereof (i) that either (A) is not subject to vesting or (B) is vested as of immediately prior to the effective time of the BCA, and (ii) if such Company Derivative has an exercise price or otherwise requires the payment of consideration in connection with the acquisition of Company Ordinary Shares thereunder, that has an exercise price or that requires payment of an amount of consideration per Company Ordinary Share less than the Per Share Value as of the time of determination.

(p) “Permitted Transfer” means a Transfer of Voting Shares by a Voting Party (a) to any Family Member of such Voting Party, (b) to any Affiliate of such Voting Party, (c) to any Affiliate of any Family Member of such Voting Party, (d) to any of such Voting Party’s related investment funds or vehicles controlled or managed by such Voting Party or Affiliate of such Voting Party, (d) to any other Person to the extent that such Person executes a joinder to this Agreement, and (e) with the prior consent of the Company and the SPAC, which shall not be unreasonably withheld, conditioned, or delayed, by private sales made at or prior to the consummation of the Merger at prices no greater than the price at which the Voting Shares were originally purchased.

(q) “Per Share Value” shall mean the value per Company Ordinary Share such that (a) the issued and outstanding number of Company Ordinary Shares as of the time of determination, plus the Net Company Derivative Shares underlying the Participating Company Derivatives as of the time of determination (based on such value per share), multiplied by (b) such value per share, is equal to the $1,800,000,000.

(r) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal.

(s) “Restated AoA” shall mean the amended and restate the articles of association of the Company.

(t) “Stock Split” shall mean the Company’s submittal of the necessary filings to the Swedish Companies Registration Office to effectuate a stock split, such that each Company Ordinary Share that is issued and outstanding immediately prior to the closing of the Transactions, including the Company Ordinary Shares issued pursuant to Section 2.1(a) of the BCA, shall be converted into a number of Company Ordinary Shares determined by multiplying each such Company Ordinary Share by the Per Share Value as of immediately prior to the closing of the Transactions, divided by $10.90.

(u) “Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (i) if a corporation or company, a majority of the total voting power of shares of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof, or in the election of members of a similar governing body, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or that Person or one or more Subsidiaries of that Person serves as a general partner, managing member or manager thereof, or in a capacity exercising similar management authority; or (iii) in any case, that Person controls the management thereof.

(v) “Transaction Agreements” shall mean the BCA, the Plan of Merger, the Lockup Agreements, that certain transaction support agreement, whereby the holders of the SPAC Shares sold by SPAC prior to its initial public offering (but excluding the SPAC Shares issued to BTIG, LLC and its designees by SPAC prior to its initial public offering) will agree to vote in favor of the BCA and the other Transaction Agreements to which SPAC is or will be a party and the Transactions, that certain Confidentiality Agreement, dated as of May 27, 2025, by and between SPAC and the Company, the Restated AoA and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

(w) “Voting Shares” shall mean securities of the Company, including certain Company Ordinary Shares and Company Preference Shares outstanding, beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised warrants, but including any shares of stock acquired upon exercise of such warrants) (“Beneficially Owned”) by any Voting Party as set forth on such Voting Party’s signature page hereto.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Shares set forth on Annex A hereto as follows:

(a) Authority. If Voting Party is a legal entity it is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the applicable law of the jurisdiction of its organization, and Voting Party has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement. If Voting Party is a legal entity, this Agreement has been duly authorized by all necessary action, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, including the transactions contemplated hereby, nor Voting Party’s compliance with the terms hereof and performance of his, her or its obligations hereunder, will, directly or indirectly (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s organizational documents (as applicable), any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement or (ii) result in the creation or imposition of any Lien upon the Voting Shares.

(d) Ownership of Shares. Voting Party (i) beneficially owns its Voting Shares free and clear of all Liens (except for any such Lien that may be imposed pursuant to this Agreement, the BCA and the transactions contemplated hereby and thereby (including those contemplated by the Lockup Agreement), any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law) and (ii) has the sole power (or shared power, provided that such power is shared solely with Persons who are Voting Parties) to vote or caused to be voted its Voting Shares. As of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions, and there are no voting trusts or voting agreements with respect to the Voting Shares (except for any such commitment that may be imposed pursuant to this Agreement, the BCA and the transactions contemplated hereby and thereby (including those contemplated by the Lockup Agreement), the Organizational Documents of SPAC, or the agreements and documents filed by SPAC with the SEC, and any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law). Other than the securities set forth on Annex A hereto, as of the date hereof, Voting Party does not beneficially own any Voting Shares or any options, warrants or other rights to acquire any additional shares Company Ordinary Shares, Company Preference Shares, or any security exercisable for or convertible into shares of Company Ordinary Shares or Company Preference Shares.

(e) No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder, to consummate the Transactions, including the transactions contemplated by this Agreement, or that would reasonably be expected to prevent or delay the consummation of the Transactions.

(f) Sophistication. Voting Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Transaction Agreements and has independently and based on such information as the Voting Party has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon SPAC, the Company, any of their Affiliates or any of the respective Representatives of the foregoing. Voting Party acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Voting Party acknowledges that the agreements contained herein with respect to the Voting Shares beneficially owned by Voting Party are irrevocable.

3. Agreement to Vote Shares. Each Voting Party shall, solely in his, her or its capacity as a Voting Party, during the term of this Agreement vote or cause to be voted all Voting Shares that he, she or it beneficially owns, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof: (i) in favor of all proposals necessary to effectuate the Transactions (including the Merger and the Company Derivative Exchange, the Stock Split, the adoption of the Restated AoA, the adoption of the Incentive Equity Plan and the termination of the Company Shareholders Agreement) (collectively, the “Company Shareholder Matters”); and (ii) against (A) any proposal or offer from any Person (other than SPAC or any of its Affiliates) concerning a Company business combination or the adoption of any agreement to enter into a Company business combination; and (B) any action, proposal, transaction or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Company’s obligations under the BCA or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than as contemplated by the BCA).

4. No Voting Trusts or Other Arrangement. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5. Transfer and Encumbrance. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares held as of the date hereof or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein, except a Permitted Transfer; provided, however, as a precondition to such Permitted Transfer, the transferee shall agree in a writing, reasonably satisfactory in form and substance to SPAC and the Company, to be bound by all of the terms of this Agreement. Any attempted Transfer (other than a Permitted Transfer) of Voting Shares or any interest therein in violation of this Section 5 shall be null and void.

6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Voting Party may have by virtue of ownership of the Voting Shares and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the BCA or the consummation of the Transactions, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the BCA or the Transactions.

7. Redemption Rights. Each Voting Party agrees not to exercise any right to redeem any Voting Shares beneficially owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8. Acquisition of Additional Shares. In the event that, during the term of this Agreement, (a) any Voting Shares are issued to a Voting Party pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Voting Shares or otherwise, (b) a Voting Party purchases or otherwise acquires beneficial ownership of any Voting Shares or (c) a Voting Party acquires the right to vote or share in the voting of any Voting Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Voting Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Voting Shares owned by such Voting Party as of the date hereof.

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the effective time of the BCA, (ii) the date on which the BCA is terminated in accordance with its terms, and (iii) the effective date of a written agreement executed and delivered by the Company and each Voting Party terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

10. No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a holder of the Company Ordinary Shares and Company Preference Shares. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of the Company (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its equityholders. Voting Party shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of the Company and Voting Party makes no representations or warranties with respect to the actions of any of the foregoing.

11. Specific Enforcement. Monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

12. Entire Agreement; Amendments; Waivers. This Agreement and the BCA and the Lockup Agreement supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. For the avoidance of doubt, this Agreement is not intended to supersede the voting agreements as among the Company and the Voting Parties. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

If to SPAC to:

Legato Merger Corp. III
777 Third Avenue, 37th Floor
New York, New York 10017

Attention:	Gregory Monahan
Email:	gmonahan@crescendopartners.com

with copies (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174

Attention:	Jeffrey M. Gallant
Eric Schwartz
Email:	jgallant@graubard.com
eschwartz@graubard.com

If to the Company to:

Einride AB

Stadsgården 6

116 45 Stockholm

Sweden

Email:	legal@einride.tech

with copies (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020-1104

Attention:	Stephen P. Alicanti James M. Fischer Richard Folke
Email:	Stephen.Alicanti@us.dlapiper.com James.Fischer@us.dlapiper.com Richard.Folke@se.dlapiper.com

If to a Voting Party, to the addresses set forth on Annex A.

14. Miscellaneous.

(a) Governing Law; Consent to Jurisdiction. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without the application of principles of conflicts of law that would result in the application of the laws of another jurisdiction. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware and, in either case, any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13. Notwithstanding the foregoing in this Section 14(a), any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(c) Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(d) Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

(e) Titles and Headings. The titles and captions in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(f) Assignment; Successors and Assigns; No Third Party Rights. No party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 14(f), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g) No Ownership Interests. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Voting Shares shall remain vested in and belong to the Voting Parties. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law.

(h) Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(i) Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the Transactions, on the terms and subject to the conditions set forth in the Transaction Agreements, including this Agreement and the BCA.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

COMPANY:

EINRIDE AB

By:
Name:
Title:

SPAC:

LEGATO MERGER CORP. III

By:
Name:
Title:

[Company and SPAC Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

VOTING PARTY:

[Name of Voting Party]

By:
[Signature]

Name:
[Print Name of Signatory, If an Entity]

Title:
[Print Title of Signatory, If an Entity]

Voting Shares:

[Voting Party Signature Page to Support Agreement]